UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On June 11, 2014, the Compensation Committee of the Board of Directors of Northfield Bancorp, Inc. (the Company) approved, and the Board of Directors ratified, the granting to directors and employees a total of 998,200 restricted shares, and 2,496,600 options to purchase Company stock.

The grants were made in accordance with the terms of the 2014 Equity Incentive Plan (the “Plan”), which was approved by the stockholders at the May 28, 2014, annual meeting of stockholders, and represented approximately 70% of the awards available under the Plan.

All of the awards vest in equal installments over a five-year period, commencing one year from the date of the grant (June 11, 2014). Options have an exercise price of $13.13 per share, which was the final reported sales price of the Company's common stock on June 11, 2014, the date of the grant.

Forms of award agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Item 9.01.    Financial Statements and Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: June 13, 2014	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)

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